EXHIBIT 3.2(c)

AMENDED AND RESTATED

BYLAWS OF

PRETORIA RESOURCES TWO, INC.

a Nevada corporation

(the “Corporation”)

As Amended and Restated April 14, 2015

ARTICLE I

OFFICES

1.1. Registered Office. The Corporation shall at all times maintain a registered office in the State of Nevada for the purpose of complying with the Nevada General Corporation Law (Title 7, Chapter 78 of the Nevada Revised Statutes (the “NRS”)).

1.2. Other Offices. The Corporation also may have offices at such other places as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS’ MEETINGS

2.1. Location of Meetings. Annual and special meetings of the stockholders shall be held at such place within or without the State of Nevada as the Board of Directors may, from time to time, fix. Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the principal office of the Corporation wheresoever located at the time.

2.2. Annual Meeting. The annual meeting of stockholders shall be held each year at such time and place, within or outside of the State of Nevada, as shall be designated by the Board of Directors and stated in the notice of the meeting. At the annual meeting the stockholders shall elect directors of the Corporation and may transact any other business that is properly brought before the meeting.

2.3. Business at Annual Meetings; Advance Notice Provision.

(a) No business may be transacted at an annual meeting of stockholders, other than business that is of proper matter for stockholder action and as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder who complies with the notice procedures set forth in Section 2.3(b) below as to any business submitted by a stockholder other than director nominations which shall be governed exclusively by Section 3.16 below. Whether or not the Corporation has a class of securities registered under federal securities laws, this/her Section 2.3 shall be the exclusive means for a stockholder to submit business other than director nominations before a meeting of the stockholders (and other than proposals brought under Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and included in the Corporation’s notice of meeting, which proposals are not governed by these Bylaws).

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(b) For any business (other than the nomination of directors) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. This/her subsection (ii) shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act. To be timely, a stockholder’s notice must be received at the principal executive offices of the Corporation not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or, if notice of the meeting is mailed or the first public announcement of the date of such annual meeting is made less than 75 days prior to the date of such annual meeting, the 15th day following the date on which such notice is mailed or such public announcement of the date of such meeting is first made by the Corporation, whichever occurs first. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth the following information and shall include a representation as to the accuracy of the information: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing such business; (iii) the class and number of shares of the Corporation that are directly or indirectly, owned beneficially and/or of record by the stockholder; (iv) any option, warrant, convertible, security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (v) any proxy, contract, arrangement, understanding, or relationship pursuant to which the stockholder has a right to vote or has granted a right to vote any units of any security of the Corporation; (vi) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if the stockholder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (viii) any rights to dividends on the shares of the Corporation owned beneficially by the stockholder that are separated or separable from the underlying shares of the Corporation; (ix) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity; (x) any performance-related fees (other than an asset-based fee) that the stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any; (xi) any arrangement, rights or other interests described in subsections (i) through (xi) above held by members of such stockholder’s immediate family sharing the same household; (xii) any other information related to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; (xiii) any material interest of the stockholder in such business; (m) a description of any arrangements and understandings between such stockholder and any other person or persons in connection with the proposal of such business by such stockholder; and (n) any other information as reasonably requested by the Corporation. The information described in subsections (1) through (x) above is hereinafter collectively referred to as the “Ownership and Rights Information.”

(c) Notwithstanding the foregoing or any other provisions of these Bylaws, including Section 3.16 below, a stockholder also shall comply with all applicable laws, regulations and requirements, including requirements of the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals or nominations as to any other business to be considered pursuant to this/her Section 2.3 or Section 3.16 below.

(d) Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notice of stockholder proposals that are, or that the submitting stockholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these Bylaws.

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2.4. Notice of Annual Meeting. Notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten (10) but not more than sixty (60) days prior to the meeting in the manner set forth in Section 13.3. Such notice shall state the location, date and hour of the meeting, but the notice need not specify the business to be transacted thereat.

2.5. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by law or by the Articles of Incorporation, may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors, and not at the request of any other person or persons. Such request must state the purpose or purposes of the proposed meeting.

2.6. Notice of Special Meetings. Written notice of a special meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation in the manner set forth in Section 13.3, at least ten (10) but not more than sixty (60) days prior to the meeting. Such notice shall state the location, date and hour of the meeting and shall describe the order of business to be addressed at the meeting. Business transacted at all special meetings shall be confined to the matters stated in the notice.

2.7. Presiding Officer at Stockholder Meetings. The Chair of the Board shall preside at all meetings of the stockholders, provided that the Chair may designate the Chief Executive Officer to preside in the Chair’s stead. In the Chair’s absence, the Chief Executive Officer shall preside, and in the absence of both, the Board shall appoint a person to preside.

2.8. Quorum; Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be required and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, the Articles of Incorporation, or these Amended and Restated Bylaws (the “Bylaws”). If such quorum shall not be present or represented at any meeting of the stockholders, the presiding officer of the meeting or the majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. Even if a quorum is present or represented at any meeting of the stockholders, the presiding officer of the meeting, for good cause, or the majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time. If the time and place of the adjourned meeting are announced at any meeting at which an adjournment is taken, no further notice of the adjourned meeting need be given; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is fixed by the Board of Directors, notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

2.9. Vote Required. In all matters other than the election of Directors, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before a meeting unless the question is one upon which by express provision of the Articles of Incorporation or of these Bylaws, or by law, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected, by ballot, by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the election of directors; provided, however, that a stockholder shall not be permitted to cumulate his/her/her votes with respect to the election of Directors.

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2.10. Voting; Proxies. At any meeting of the stockholders every holder of shares entitled to vote thereat shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than six (6) months prior to the date of said meeting, unless said instrument provides for a longer period, but in no event may such period exceed three (3) years from the date of its creation. Unless otherwise provided in the Articles of Incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in such stockholder’s name on the books of the Corporation, and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of Directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of Directors.

2.11. Stockholder Lists. At least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open for said ten days to examination by any stockholder for any purpose germane to the meeting during regular business hours at the place where the meeting is to be held, or at such other place within the city in which the meeting is to be held as shall be specified in the notice of the meeting, and also shall be produced and kept at the time and place of the meeting, during the whole time thereof, and may be inspected by any stockholder who is present.

2.12. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a greater proportion of voting power is required for such an action under the NRS, any other applicable law, or the Corporation’s Articles of Incorporation, then that greater proportion of written consents shall be required. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given. All such written consents shall be filed with the records of the meetings of the stockholders of the Corporation.

ARTICLE III

DIRECTORS

3.1. Powers. Subject to the limitations of Nevada law, the Articles of Incorporation and these Bylaws as to action to be authorized or approved by the stockholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this/her Corporation shall be controlled by, the Board.

3.2. Number of Directors. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be at least one (1) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

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3.3. Term. Directors shall be elected at each annual meeting of the stockholders. Each Director so elected shall serve for a one-year term and until his/her/her successor is elected and qualified. If a Director dies, resigns, or is removed, the Director’s replacement shall serve throughout the remaining portion of the Director’s term, and thereafter until the Director’s successor is elected and qualified. Directors are not required to be stockholders of the Corporation. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect the Chair of the Board who shall perform such duties as are specified in these Bylaws or are properly required of the Chair by the Board of Directors.

3.4. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

3.5. Resignation. Any director may resign by delivering notice in writing or by electronic transmission to the President, Chief Executive Officer, Chairman of the Board or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

3.6. Removal of Directors. Subject to the rights of the holders of any series of preferred stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Directors so chosen shall hold office until the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

3.7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Nevada, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

3.8. Special Meetings. Special meetings of the Board of Directors may be called only by the Chairman of the Board, the Chief Executive Officer, the President or two or more directors and may be held at any time and place, within or without the State of Nevada.

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3.9. Notice; Waiver of Notice. Notice of each regular Board meeting not previously approved by the Board and each special Board meeting may be given in the manner prescribed in Section 13.3. Any director who attends a regular or special Board meeting and (x) waives notice by a writing filed with the Secretary, (y) is present thereat and asks that his/her/her oral consent to the notice be entered into the minutes or (z) takes part in the deliberations thereat without expressly objecting to the notice thereof in writing or by asking that his/her/her objection be entered into the minutes shall be deemed to have waived notice of the meeting and neither that director nor any other person shall be entitled to challenge the validity of such meeting.

3.10. Participation in Meetings by Telephone Conference Calls or Other Methods of Communication. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

3.11. Quorum. A majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.

3.12. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Articles of Incorporation or these Bylaws.

3.13. Organization. The Chair of the Board shall preside at all meetings of the Board, provided that the Chair may designate the Chief Executive Officer to preside in the Chair’s stead provided that the Chief Executive Officer is also a Director. In the Chair’s absence the Chief Executive Officer, if the Chief Executive Officer is a Director, shall preside. In the absence of both, the Board shall appoint a person to preside. The Secretary of the Corporation, or if the Secretary is not present, one of the Assistant Secretaries, in the order determined by the Board, or if an Assistant Secretary is not present, a person designated by the Board, shall take the minutes of the meeting.

3.14. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board or any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto (including a consent by electronic transmission) is signed by all members of the Board or committee, as the case may be, and such writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board or of the committee.

3.15. Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

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3.16. Nomination of Director Candidates.

(a) Subject to the rights of holders of any class or series of preferred stock then outstanding, nominations for the election of directors at an annual meeting may be made by (i) the Board of Directors or a duly authorized committee thereof or (ii) any stockholder of the corporation who is a stockholder of record at the time of giving the notice provided for in paragraphs (b) and (c) of this/her Section 3.16, who is entitled to vote at the meeting and who complies with the procedures set forth in this/her Section 3.16.

(b) All nominations by stockholders must be made pursuant to timely notice given in writing to the Secretary of the corporation. To be timely, a stockholder’s nomination for a director to be elected at an annual meeting must be received at the corporation’s principal executive offices not later than 90 days nor earlier than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the first anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. Each such notice shall set forth (i) as to the stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and any of their respective affiliates or associates or others acting in concert therewith (each, a “Nominating Person”), the name and address, as they appear on the corporation’s books, of the stockholder who intends to make the nomination and of any other Nominating Person, (ii) the class or series and number of shares of the corporation which are owned beneficially and of record by the stockholder and any other Nominating Person as of the date of the notice, and a representation that the stockholder will notify the corporation in writing within five (5) business days after the record date for voting at the meeting of the class or series and number of shares of the corporation owned beneficially and of record by the stockholder and any other Nominating Person as of the record date for voting at the meeting, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the nominee specified in the notice, (iv) the following information regarding the ownership interests of the stockholder and any other Nominating Person, which shall be supplemented in writing by the stockholder not later than ten (10) days after the record date for notice of the meeting to disclose such interests as of such record date: (A) a description of any Derivative Instrument directly or indirectly owned beneficially by such stockholder or other Nominating Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation; (B) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or other Nominating Person has a right to vote any shares of any security of the corporation; (C) a description of any Short Interests in any securities of the corporation directly or indirectly owned beneficially by such stockholder or other Nominating Person; (D) a description of any rights to dividends on the shares of the corporation owned beneficially by such stockholder or other Nominating Person that are separated or separable from the underlying shares of the corporation; (E) a description of any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or other Nominating Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (F) a description of any performance-related fees (other than an asset-based fee) to which such stockholder or other Nominating Person is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or other Nominating Person’s immediate family sharing the same household; (G) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such stockholder or other Nominating Person; and (H) a description of any direct or indirect interest of such stockholder or other Nominating Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (v) a description of all arrangements or understandings between the stockholder or other Nominating Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any other Nominating Person, on the one hand, and each nominee, and his/her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder and any Nominating Person, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (vii) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (viii) the signed consent of each nominee to serve as a director of the corporation if so elected. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding the second sentence of this/her Section 3.16(b), in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the one-year anniversary of the date of the preceding year’s annual meeting as first specified in the corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), a stockholder’s notice required by this/her Section 3.16(b) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

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(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any stockholder who complies with the notice procedures set forth in this/her Section 3.16 and who is a stockholder of record at the time such notice is delivered to the Secretary of the corporation. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the corporation’s notice of meeting, if the stockholder’s notice as required by Section 3.16(a) is delivered to the Secretary at the principal executive offices of the corporation not earlier than ninety (90) days prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(e) Only those persons who are nominated in accordance with the procedures set forth in this/her section shall be eligible for election as directors at any meeting of stockholders. The Chairman of the Board of Directors or Secretary may, if the facts warrant, determine that a notice received by the corporation relating to a nomination proposed to be made does not satisfy the requirements of this/her Section 3.16 (including if the stockholder does not provide the updated information required under Section 3.16(b) to the corporation within five (5) business days following the record date for the meeting), and if it be so determined, shall so declare and any such nomination shall not be introduced at such meeting of stockholders, notwithstanding that proxies in respect of such vote may have been received. The chairman of the meeting shall have the power and duty to determine whether a nomination brought before the meeting was made in accordance with the procedures set forth in this/her section, and, if any nomination is not in compliance with this/her section (including if the stockholder does not provide the updated information required under Section 3.16(b) to the corporation within five (5) business days following the record date for the meeting), to declare that such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting or a special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this/her Section 3.16, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(f) Notwithstanding the foregoing provisions of this/her Section 3.16, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this/her Section 3.16; provided however, that any references in this/her Section 3.16 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this/her Section 3.16. Nothing in this/her Section 3.16 shall be deemed to affect any rights of the holders of any series of preferred stock if and to the extent provided for under law, the Articles of Incorporation or these Bylaws.

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3.17. Transactions Involving Interests of Directors. In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the directors of the Corporation is interested in any way in, or connected with any other party to, such contract or transaction or is a party to such contract or transaction; provided, however, that such contract or transaction satisfies Section 78.140 of the NRS. Each and every person who is or may become a director of the Corporation hereby is relieved, to the extent permitted by law, from any liability that might otherwise exist from contracting in good faith with the Corporation for the benefit of such person or any person in which such person may be interested in any way or with which such person may be connected in any way. Any director of the Corporation may vote and act upon any matter, contract or transaction between the Corporation and any other person without regard to the fact that such director also is a stockholder, director or officer of, or has any interest in, such other person; provided, however, that such director shall disclose any such relationship and/or interest to the Board prior to a vote and/or action.

ARTICLE IV

OFFICERS

4.1. Enumeration. The officers of the corporation may consist of a Chief Executive Officer, a President, a Secretary, a Treasurer, a Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine, including, at the discretion of the Board of Directors, a Chairman of the Board and one or more Vice Presidents and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

4.2. Election. Officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Officers may be appointed by the Board of Directors at any other meeting.

4.3. Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

4.4. Tenure. Except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws, each officer shall hold office until his/her successor is elected and qualified, unless a different term is specified in the vote appointing the officer, or until his/her earlier death, resignation or removal.

4.5. Resignation and Removal. Any officer may resign by delivering his/her written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.

4.6. Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he/she shall perform such duties and possess such powers as are assigned to the Chairman by the Board of Directors and these Bylaws. Unless otherwise provided by the Board of Directors, he/she shall preside at all meetings of the Board of Directors.

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4.7. Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the direction of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. He/she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors. He/she shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

4.8. President. Subject to the direction of the Board of Directors and such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if such titles be held by other officers, the President shall have general supervision, direction and control of the business and supervision of other officers of the corporation. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the corporation. The President shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. He/she shall have power to sign stock certificates, contracts and other instruments of the corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the corporation, other than the Chairman of the Board and the Chief Executive Officer.

4.9. Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

4.10. Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are set forth in these Bylaws and as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

4.11. Treasurer. The Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the corporation, to maintain the financial records of the corporation, to deposit funds of the corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the corporation.

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4.12. Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to the Chief Financial Officer by the Board of Directors, the Chief Executive Officer or the President. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer of the corporation.

4.13. Compensation. The officers of the Corporation shall receive such compensation as shall be fixed from time to time by the Board or a committee thereof. Unless otherwise determined by the Board, no officer shall be prohibited from receiving any compensation by reason of the fact that such officer also is a director of the Corporation.

4.14. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

4.15. Additional Powers, Seniority and Substitution of Officers. In addition to the foregoing powers and duties specifically prescribed for the respective officers, the Board may by resolution from time to time (a) impose or confer upon any of the officers such additional duties and powers as the Board may see fit, (b) determine the order of seniority among the officers, and/or (c) except as otherwise provided above, provide that in the case of death or total and permanent disability of any officer or officers, any other officer or officers shall temporarily or indefinitely assume the duties, powers and authority of the officer or officers who died or became totally and permanently disabled. Any such resolution may be final, subject only to further action by the Board, granting to any of the Chief Executive Officer, President, Executive Chairman or Vice Chairman (or Chairmen) such discretion as the Board deems appropriate to impose or confer additional duties and powers, to determine the order of seniority among officers and/or to provide for substitution of officers as above described.

4.16. Transaction Involving Interest of an Officer. In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the officers of the Corporation is interested in any way in, or connected with any other party to, such contract or transaction, or are themselves parties to such contract or transaction; provided, however, that such contract or transaction complies with Section 78.140 of the NRS. Each and every person who is or may become an officer of the Corporation hereby is relieved, to the extent permitted by law, when acting in good faith, from any liability that might otherwise exist from contracting with the Corporation for the benefit of such person or any person in which such person may be interested in any way or with which such person may be connected in any way.

ARTICLE V

EXECUTIVE AND OTHER COMMITTEES

5.1. Establishment. The Board may by resolution passed by a majority of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

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5.2. Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

5.3. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

5.4. Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Articles of Incorporation, these By Laws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these By Laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these By Laws.

ARTICLE VI

CORPORATE RECORDS AND REPORTS—INSPECTION

6.1. Records. The Corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its corporate headquarters and/or at other locations within or without the State of Nevada as may be designated by the Board.

6.2. Articles of Incorporation, Bylaws and Stock Ledger. The Corporation shall maintain and keep the following documents at its registered office in the State of Nevada: (a) a certified copy of the Articles of Incorporation and all amendments thereto; (b) a certified copy of these Bylaws and all amendments thereto; and (c) the Stock Ledger (unless such Stock Ledger is kept by a third party transfer agent).

6.3. Inspection. Stockholders of the Corporation may inspect books and records of the Corporation in accordance with Sections 78.105 and 78.257 of the NRS.

6.4. Checks, Drafts, Etc. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of, or payable to, the Corporation, shall be signed or endorsed only by such person or persons, and only in such manner, as shall be authorized from time to time by the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer.

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ARTICLE VII

OTHER AUTHORIZATIONS

7.1. Execution of Contracts. Except as otherwise provided in these Bylaws, the Board may authorize any officer or agent of the corporation to enter into and execute any contract, document, agreement or instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no officer, agent or employee shall have any power or authority, except in the ordinary course of business, to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable for any purpose or in any amount.

7.2. Dividends or Other Distributions. From time to time, the Board may declare, and the Corporation may pay, dividends or other distributions on its outstanding shares in the manner and on the terms and conditions provided by the laws of the State of Nevada and the Articles of Incorporation, subject to any contractual restrictions to which the Corporation is then subject.

ARTICLE VIII

SHARES AND TRANSFER OF SHARES

8.1. Shares.

(a) The shares of the capital stock of the Corporation may be represented by certificates or uncertificated. Each registered holder of shares of capital stock, upon written request to the Secretary of the Corporation, shall be provided with a stock certificate representing the number of shares owned by such holder.

(b) Certificates for shares shall be in such form as the Board may designate and shall be numbered and registered as they are issued. Each shall state the name of the record holder of the shares represented thereby; its number and date of issuance; the number of shares for which it is issued; the par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to rights of redemption or conversion, if any; and a statement of liens or restrictions upon transfer or voting, if any, or, alternatively, a statement that certificates specifying such matters may be obtained from the Secretary of the Corporation.

(c) Every certificate for shares must be signed by the Chief Executive Officer or the President and the Secretary or an Assistant Secretary, or must be authenticated by facsimiles of the signatures of the Chief Executive Officer or the President and the Secretary or an Assistant Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile or a signature must be countersigned by a transfer agent or transfer clerk, and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

(d) Even though an officer who signed, or whose facsimile signature has been written, printed, or stamped on a certificate for shares ceases, by death, resignation, retirement or otherwise, to be an officer of the Corporation before the certificate is delivered by the Corporation, the certificate shall be as valid as though signed by a duly elected, qualified and authorized officer if it is countersigned by the signature or facsimile signature of a transfer clerk or transfer agent and registered by an incorporated bank or trust company, as registrar of transfers.

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(e) Even though a person whose facsimile signature as, or on behalf of, the transfer agent or transfer clerk has been written, printed or stamped on a certificate for shares ceases, by death, resignation, or otherwise, to be a person authorized to so sign such certificate before the certificate is delivered by the Corporation, the certificate shall be deemed countersigned by the facsimile signature of a transfer agent or transfer clerk for purposes of meeting the requirements of this/her section.

8.2. Transfer on the Books. Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate, if requested by the transferee, to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

8.3. Lost or Destroyed Certificates. The Board may direct, or may authorize the Secretary to direct, a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the Secretary’s receipt of an affidavit of that fact by the person requesting the replacement certificate for shares so lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board or Secretary may, in its or the Secretary’s discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

8.4. Transfer Agents and Registrars. The Board, the Chief Executive Officer, the Chief Financial Officer or the Secretary may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the Corporation, an incorporated bank or trust company or any other person or entity, either domestic or foreign.

8.5. Record Date. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to vote at any meeting of stockholders. Such record date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than 60 nor less than 10 days before the date of such meeting.

If no record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day before the date on which notice is given, or, if notice is waived, the close of business on the day before the date on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions.

The Board of Directors may fix in advance a record date (a) for the determination of stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or (b) for the purpose of any other lawful action. Any such record date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than 60 days prior to the action to which such record date relates. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary shall be the date on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

8.6. Record Ownership. The Corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the Corporation as the owner of shares of the Corporation’s stock to receive dividends or other distributions and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

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ARTICLE IX

AMENDMENTS TO BYLAWS

9.1. By the Board of Directors. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

9.2. By the Stockholders. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the shares of capital stock of the corporation issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class. Such vote may be held at any annual meeting of stockholders, or at any special meeting of stockholders provided that notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

9.3. Record of Amendments. Whenever an amendment or a new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted, or written assent was filed, shall be stated in said book.

ARTICLE X

INDEMNIFICATION OF DIRECTORS AND OFFICERS

10.1. Indemnification in Actions, Suits or Proceedings other than those by or in the Right of the Corporation. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the Corporation) (a “Proceeding”), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding (collectively, “Costs”). The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that such person’s conduct was unlawful.

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10.2. Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against Costs incurred by such person in connection with the defense or settlement of such action or suit. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

10.3. Indemnification by a Court. If a claim under Sections 10.1 or 10.2 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for Costs incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including the Board, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because such claimant has met such standard of conduct, nor an actual determination by the Corporation (including the Board, independent legal counsel, or the stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

10.4. Expenses Payable in Advance. The Corporation shall pay the Costs incurred by any person entitled to indemnification in defending a Proceeding as such Costs are incurred and in advance of the final disposition of a Proceeding; provided, however, that the Corporation shall pay the Costs of such person only upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation.

10.5. Nonexclusivity of Indemnification and Advancement of Expenses. The right to indemnification and advancement of Costs authorized in this/her Article XI or ordered by a court: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation of the Corporation or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in such person’s official capacity or an action in another capacity while holding such person’s office, except that indemnification, unless ordered by a court pursuant to Nevada law or the advancement of expenses made pursuant to Section 10.4, may not be made to or on behalf of any director or officer if a final adjudication establishes that such person’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

10.6. Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with Section 78.752 of the NRS.

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10.7. Certain Definitions.

(a) For purposes of this/her Article X, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this/her Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this/her Article X, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan.

(c) For purposes of this/her Article X, references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries;

(d) For purposes of this/her Article X, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this/her Article X.

(e) For purposes of this/her Article X, the term “Board” shall mean the Board of the Corporation or, to the extent permitted by the laws of Nevada, as the same exist or may hereafter be amended, its Executive Committee. On vote of the Board, the Corporation may assent to the adoption of Article X by any subsidiary, whether or not wholly owned.

10.8. Indemnification of Witnesses. To the extent that any director, officer, employee, or agent of the Corporation is by reason of such position, or a position held with another entity at the request of the Corporation, a witness in any action, suit or proceeding, such person shall be indemnified against all Costs actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

10.9. Indemnification Agreements. The Corporation may enter into agreements with any director, officer, employee, or agent of the Corporation providing for indemnification to the full extent permitted by Nevada law.

10.10. Amendments. Any repeal or amendment of this Article X by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By Laws inconsistent with this Article X, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to any person on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article X shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

10.11 Actions Prior to Adoption of Article X. The rights provided by this/her Article X shall be available whether or not the claim asserted against the director, officer, employee, or agent is based on matters which antedate the adoption of this/her Article X.

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ARTICLE XI

CORPORATE SEAL

The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word “Nevada.”

ARTICLE XII

INTERPRETATION

Reference in these Bylaws to any provision of Nevada law or the NRS shall be deemed to include all amendments thereto and the effect of the construction and determination of validity thereof by the Nevada Supreme Court.

ARTICLE XIII

GENERAL PROVISIONS

13.1. Fiscal Year. The fiscal year of the corporation shall be as fixed by the Board of Directors.

13.2. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Articles of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, three days after being deposited in the United States mail, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, on the next succeeding business day, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

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(b) Notice to Stockholders. Whenever under applicable law, the Articles of Incorporation or these By Laws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the NRS. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the NRS, the Articles of Incorporation or these By Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given by the Corporation, under any provision of the NRS, the Articles of Incorporation or these By Laws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the NRS. The exception in subsection (1) of the first sentence of this/her paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

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13.3. Actions with Respect to Securities of Other Corporations. Except as the Board of Directors may otherwise designate, the Chief Executive Officer or President or any officer of the corporation authorized by the Chief Executive Officer or President shall have the power to vote and otherwise act on behalf of the corporation, in person or by proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this/her corporation (with or without power of substitution) at any meeting of stockholders or shareholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by this/her corporation and otherwise to exercise any and all rights and powers that this/her corporation may possess by reason of this/her corporation’s ownership of securities in such other corporation or other organization.

13.4. Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

13.5. Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

13.6. Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

13.7. Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his/her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation as provided by law, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

13.8. Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

13.9. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

13.10. Amendments. The Board of Directors shall have the power to adopt, amend, alter or repeal the By Laws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the By Laws. The By Laws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the By Laws.

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